Exhibit 4.1

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of February 28, 2012, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of April 25, 2011 (the “Existing Indenture”), providing for the issuance of $406,392,000 in aggregate principal amount of 11% Senior Secured Second Lien Notes due 2021 (the “Initial 2021 Second Lien Notes”) and a First Supplemental Indenture, dated as of February 6, 2012 (the “First Supplemental Indenture” and, together with the Existing Indenture, the “Indenture”), providing for the issuance of $800,000,000 in aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 (the “Initial 2022 Second Lien Notes”);

WHEREAS, on February 6, 2012, the Issuer issued and sold the Initial 2022 Second Lien Notes;

WHEREAS, Section 2.01(d) of the Indenture provides for the issuance from time to time of Additional 2022 Second Lien Notes by the Issuer;

WHEREAS, the Issuer desires to issue $350,000,000 aggregate principal amount of Additional 2022 Second Lien Notes on the date hereof (the “New Additional Notes”);

WHEREAS, the New Additional Notes shall be consolidated with, and form a single series and be fully fungible with, the Initial 2022 Second Lien Notes and, along with the Initial 2022 Second Lien Notes, will form a separate series of Notes but be treated as a single class with the Initial 2021 Second Lien Notes;

WHEREAS, Section 9.01(9) of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture without the consent of any Holder to provide for the issuance of Additional 2022 Second Lien Notes that constitute Required Debt in accordance with the Indenture so long as such Additional 2022 Second Lien Notes are issued in compliance with the provisions of the Indenture;

WHEREAS, the New Additional Notes shall be issued in compliance with the Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of the New Additional Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES. Pursuant to this Second Supplemental Indenture, the New Additional Notes are hereby designated as “Additional 2022 Second Lien Notes” under the Indenture, and are being originally issued by the Issuer on the date hereof in an aggregate principal amount of $350,000,000, which shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Initial 2022 Second Lien Notes. The New Additional Notes issued hereunder shall be treated as a single class with the Initial 2022 Second Lien Notes for all purposes under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “2022 Second Lien Notes” or “Notes” for all purposes under the Indenture, as supplemented by this Second Supplemental Indenture, shall include the New Additional Notes. The New Additional Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A hereto. The terms and provisions of the New Additional Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Second Supplemental Indenture.

3. NO EXCHANGE OF EXISTING NOTES REQUIRED. The execution of this Second Supplemental Indenture shall not require the exchange of or modification to the certificates representing Notes existing prior to the date hereof.

4. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. RATIFICATION, CONFIRMATION AND PRESERVATION OF INDENTURE. Except as expressly supplemented hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the New Additional Notes and this Second Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by the Issuer and the Trustee, this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Second Supplemental Indenture (whether or not made), unless the context shall otherwise require.

6. INDENTURE AND SECOND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Second Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together for all purposes.

7. BENEFITS OF SECOND SUPPLEMENTAL INDENTURE. Nothing in this Second Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Notes.

8. SUCCESSORS. All agreements of the Issuer in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

10. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

[Signature Page to Second Supplement Indenture]

EXHIBIT A

[Face of 2022 Second Lien Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [            ] 1

ISIN: [            ]

[RULE 144A] [REGULATION S] GLOBAL NOTE

11.750% Senior Secured Second Lien Notes due 2022

No.[R-[ ][S-[ ]]	[$ ]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [            ] United States Dollars ($[            ])] on March 1, 2022.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2012

Record Dates: February 15 and August 15

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP:	29269Q AD9
	Rule 144A Note ISIN:	US29269QAD97
	Regulation S Note CUSIP:	U29197 AB3
	Regulation S Note ISIN:	USU29197AB36

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             , 20

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

This is one of the 2022 Second Lien Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:             , 20

SIGNATURE PAGE TO GLOBAL [144A] [REGULATION S] 2022 SECOND LIEN NOTE

[Back of 2022 Second Lien Note]

This 2022 Second Lien Note is one of a duly authorized series of notes of the Issuer designated as the “11.750% Senior Secured Second Lien Notes due 2022” (the “2022 Second Lien Notes”), originally issued in an aggregate principal amount of $800,000,000 on February 6, 2012, and, as a result of a further issuance of $350,000,000 aggregate principal amount of 2022 Second Lien Notes on February 28, 2012, now issued in an aggregate principal amount of $1,150,000,000, under the Indenture referred to below.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this 2022 Second Lien Note at 11.750% per annum from February 6, 2012 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest (including Additional Interest, if any) semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the 2022 Second Lien Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 6, 2012. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2022 Second Lien Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any) (without regard to any applicable grace periods) from time to time on demand at the interest rate on the 2022 Second Lien Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the 2022 Second Lien Notes (including Additional Interest, if any) to the Persons who are registered Holders of 2022 Second Lien Notes at the close of business on the February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such 2022 Second Lien Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest (including Additional Interest, if any) on, all Global Notes and all other 2022 Second Lien Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the 2022 Second Lien Notes under an Indenture, dated as of April 25, 2011 (the “Existing Indenture”), between the Issuer and the Trustee, as supplemented by the First Supplemental Indenture, dated as of February 6, 2012, between the Issuer and the Trustee, and the Second Supplemental Indenture, dated as of February 28, 2012 (the Existing Indenture as so supplemented, the “Indenture”), between the Issuer and the Trustee. This 2022 Second Lien Note is one of a duly authorized issue of notes of the Issuer designated as its 11.750% Senior Secured Second Lien Notes due 2022. The Issuer shall be entitled to issue Additional 2022 Second Lien Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The 2021 Second Lien Notes (including any Exchange Notes issued in exchange therefor) and the 2022 Second Lien Notes (including any Exchange Notes issued in exchange therefor) (collectively referred to herein as the “Notes”) are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. In addition, the Notes will be treated along with certain other securities designated as Junior Lien Debt of the Issuer as a single class for amendments and waivers and for taking certain other actions. The terms of the 2022 Second Lien Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2022 Second Lien Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this 2022 Second Lien Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem 2022 Second Lien Notes at its option prior to March 1, 2017.

(b) At any time prior to March 1, 2017, the Issuer may redeem the 2022 Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of 2022 Secured Lien Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the 2022 Second Lien Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest (including Additional Interest, if any) to, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after March 1, 2017, the Issuer may redeem the 2022 Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of 2022 Second Lien Notes or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of the principal amount of the 2022 Second Lien Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable Redemption Date, subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 1 of each of the years indicated below:

Year	Percentage
2017	105.875%
2018	103.917%
2019	101.958%
2020 and thereafter	100.000%

(d) Prior to March 1, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all 2022 Second Lien Notes at a redemption price equal to 111.750% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial 2022 Second Lien Notes and any Additional 2022 Second Lien Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding 2022 Second Lien Notes, the Trustee shall select the 2022 Second Lien Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the 2022 Second Lien Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose 2022 Second Lien Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. 2022 Second Lien Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the 2022 Second Lien Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on 2022 Second Lien Notes or portions thereof called for redemption.

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets), within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or such Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness shall be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

(c) EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets); provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral or other Oncor-related Assets, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Secured Lien Debt, to the holders of such other Secured Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Secured Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Secured Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in the Indenture and the other applicable Secured Debt Documents; provided that in any such Collateral Asset Sale Offer, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased; provided that in the event EFIH or such Restricted Subsidiary cannot make an offer to the holders of Senior Lien Debt and holders of Junior Lien Debt at the same time, EFIH or such Restricted Subsidiary may make a Collateral Asset Sale Offer to the holders of Senior Lien Debt first and make a Collateral Asset Sale Offer to the holders of Junior Lien Debt thereafter with any Collateral Excess Proceeds not used to purchase Senior Lien Debt as soon as practicable upon consummation of the Collateral Asset Sale Offer for the Senior Lien Debt. To the extent that the aggregate amount of Notes and such Secured Lien Debt tendered pursuant to a Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt as provided for in the immediately preceding sentence, is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes and other Secured Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased and thereafter the Notes and any other Junior Lien Debt will be purchased on a pro rata basis based upon the accreted value or principal amount of the Notes or such other Junior Lien Debt tendered.

(e) The Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or any other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt, any Net Proceeds not required to be used to purchase Secured Lien Debt shall not be deemed Collateral Excess Proceeds and the Issuer and EFIH’s Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The 2022 Second Lien Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2022 Second Lien Notes may be registered and 2022 Second Lien Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2022 Second Lien Notes or portion of 2022 Second Lien Notes selected for redemption, except for the unredeemed portion of any 2022 Second Lien Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2022 Second Lien Notes for a period of 15 days before a selection of 2022 Second Lien Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a 2022 Second Lien Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the then outstanding Required Debt may declare the principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on all the then outstanding Notes of the affected series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all principal of, and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on, all the then outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest (including Additional Interest, if any)) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default or and its consequences under the Indenture except a continuing Default in the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any of the Notes held by a non-consenting Holder. EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action EFIH proposes to take with respect thereto.

(13) AUTHENTICATION. This 2022 Second Lien Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of 2022 Second Lien Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 6, 2012, and the Registration Rights Agreement, dated as of February 28, 2012, each among the Issuer and the other parties named on the signature pages thereof (together, the “Registration Rights Agreement”), relating to such 2022 Second Lien Notes, including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(15) GOVERNING LAW. THE INDENTURE, THE 2022 SECOND LIEN NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the 2022 Second Lien Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2022 Second Lien Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement relating to the 2022 Second Lien Notes and/or the Security Documents. Requests may be made to the Issuer at the following address:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

And

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

ASSIGNMENT FORM

To assign this 2022 Second Lien Note, fill in the form below:

(I) or (we) assign and transfer this 2022 Second Lien Note to:

(Insert assignee’s legal name)
(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      to transfer this 2022 Second Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this 2022 Second Lien Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2022 Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(g)	☐ Section 4.14

If you want to elect to have only part of this 2022 Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this 2022 Second Lien Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

[2]	This schedule should be included only if the 2022 Second Lien Note is issued in global form.